BRITISH
COLUMBIA

NUMBER: 586564

COMPANY ACT

CERTIFICATE OF INCORPORATION

***I Hereby Certify** that*

SPARTACUS CAPITAL INC.

has this day been incorporated under the *Company Act*

***Issued** under my hand at Victoria, British Columbia*

on June 03, 1999

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA